UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 17, 2024

LODGING FUND REIT III, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	000-56082	83-0556111
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1635 43rd Street South, Suite 205
Fargo, North Dakota	58103
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (701) 630-6500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Securities registered or to be registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 8.01 OTHER EVENTS

Status of the Offering and Series GO II Limited Units Offering

As of May 8, 2024, Lodging Fund REIT III, Inc. (the “Company”) has accepted subscriptions for an aggregate of $100.3 million in gross offering proceeds from the sale and issuance of 10.3 million shares of its common stock (“Shares”) inclusive of $11.3 million of proceeds from the dividend reinvestment plan from the private placement offering of Shares (the “Offering”), resulting in the issuance of 1.2 million Shares.

As of May 8, 2024, Lodging Fund REIT III OP, LP, the operating partnership subsidiary of the Company (the “Operating Partnership”) has accepted subscriptions for an aggregate of $1.6 million in gross offering proceeds from the sale and issuance of 217,951 Series Growth & Opportunity II Limited Partner Units (“Series GO II Limited Units”) of the Operating Partnership.

Extension of the Offering Termination Date

The Board of Directors of the Company has approved the extension of the termination date for the Offering of the Shares for one additional year to May 31, 2025.

Extension of the Series GO II Limited Units Offering Termination Date

The Board of Directors of the Company has approved the extension of the termination date for the offering of the Series GO II Limited Units for one additional year to March 31, 2025.

Exit Strategy

The Board of Directors of the Company has authorized management of the Company to pursue an exit strategy and position the Company for a sale or merger of the Company in 2025, provided that the economic environment is conducive to such a transaction, and to prepare the Company’s portfolio of hotel properties for a transaction through strategic acquisitions and dispositions with the objective of maximizing profitability at the hotel property level.  The Company will attempt to achieve an exit strategy within 12 to 18 months, subject to favorable market and other relevant conditions.  There can be no assurances that the Company will achieve an exit strategy within the time period and in the manner anticipated.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Federal Private Securities Litigation Reform Act of 1995. The Company intends that such forward-looking statements be subject to the safe harbors created by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. As a general matter, forward-looking statements reflect our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business. These statements may be identified by the use of forward-looking terminology such as “pursue,” “prepare,” “attempt,” “may,” “will,” “expects,” “should,” “plans,” “estimates,” “anticipates,” “projects,” “intends,” “believes,” “objective,” “outlook” and similar expressions. All statements, other than statements of present or historical fact included in this Current Report on Form 8-K, regarding the proposed exit strategy, including the pursuit of a sale of the Company's assets or merger of the Company, the anticipated timing of the execution thereof, the plans of the Company’s management, and the timing and/or impact of any such divestiture, merger or other potential transactions, are forward-looking statements. These forward-looking statements are not intended to serve as, and must not be relied on as, a guarantee, an assurance, a prediction, or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of the Company. These forward-looking statements are subject to a number of risks and uncertainties, including the risk that the proposed transactions will not be completed on the anticipated terms and/or timing or at all. The forward-looking statements depend on factors such as future economic, competitive and market conditions and other risks identified in Part I, Item 1A in the Company’s Annual Report on Form 10-K filed with the SEC on March 27, 2024.  No assurances can be given that the exit strategy will be pursued or, if pursued, whether such exit strategy will result in a definitive transaction on favorable terms or at all.

All information in this Current Report on Form 8-K is as of the date of such report. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law. Such statements are subject to known and unknown risks and uncertainties which could cause actual results to differ materially from those contemplated by such forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LODGING FUND REIT III, INC.

Dated: May 8, 2024	BY:	/s/ Samuel C. Montgomery
Samuel C. Montgomery
Chief Financial Officer